EXHIBIT 10.31

FIRST AMENDMENT TO THE

PBSJ EMPLOYEE PROFIT SHARING

AND STOCK OWNERSHIP PLAN

WHEREAS, Post, Buckley, Schuh & Jernigan, Inc., a Florida corporation, previously established a profit sharing plan, effective January 1, 1985, and added an employee stock ownership plan, effective October 1, 1994, now known as the PBSJ Employee Profit Sharing and Stock Ownership Plan (the “Plan”); and

WHEREAS, The PBSJ Corporation (the “Employer”) became the plan sponsor and administrator, effective January 1, 2007; and

WHEREAS, the Plan was previously amended and restated effective January 1, 2007; and

WHEREAS, under Article IX of the Plan, the Employer has the right to amend the Plan at any time; and

WHEREAS, the Employer wishes to amend the Plan in order to make certain modifications to facilitate the administration of the Plan as a result of retaining a new third-party administrator.

NOW, THEREFORE, the Plan is amended effective as of January 1, 2007, unless a different date is indicated, as follows:

1.	Section 1.45, entitled “Normal Retirement Date” is hereby amended by removing the definition of Normal Retirement Date in its entirety and replacing it with the following:

“1.45 “Normal Retirement Date” means the Participant’s Normal Retirement Age.”

2.	Section 4.1(b) regarding the allocation of discretionary matching contributions made by the Employer is hereby amended by removing the subsection and replacing it in its entirety, to read as follows:

“(b) On behalf of each Participant who is eligible to share in matching contributions for the Plan Year, a discretionary matching contribution equal to a uniform percentage of each such Participant’s Deferred Compensation (less Catch-Up Contributions made pursuant to Section 4.2(a)), the exact percentage, if any, to be determined each year by the

Employer, which amount, if any, shall be deemed an Employer Non-Elective Contribution plus, on behalf of each Non-Highly Compensated Employee who is a Participant eligible to share in the qualified matching contribution, any uniform discretionary percentage of each such Participant’s Deferred Compensation (less Catch-Up Contributions made pursuant to Section 4.2(a)), the exact percentage, if any, to be determined each year by the Employer, which amount, shall be deemed an Employer Non-Elective Contribution.”

3.	Subsection 4.4(b)(2) regarding the allocation of matching and qualified matching contributions is hereby amended by removing the subsection and replacing it in its entirety, to read as follows:

“(2) With respect to the Employer Non-Elective Contribution made pursuant to Section 4.1(b), to each Participant’s Account or, to each Participant’s Elective Account when used to satisfy the “Actual Deferral Percentage” tests in accordance with Section 4.1(b).

Only Participants who are actively employed on the last day of the Plan Year shall be eligible to share in the matching contribution or qualified matching contribution for the year.”

4.	Section 7.4(d) regarding the vesting of a Participant’s Account in the Plan is hereby amended by removing the subsection and replacing it in its entirety, to read as follows:

“(d) In the event of a change in the vesting schedule, the Vested percentage of a Participant’s Account shall not be less than the Vested percentage attained as of the later of the effective date or adoption date of this amendment and restatement and in accordance with subsection 7.4(f).”

5.	Section 7.13, entitled PRE-RETIREMENT DISTRIBUTION, of the Plan is hereby by amended by removing the section and replacing it in its entirety, to read as follows:

“7.13 PRE-RETIREMENT DISTRIBUTION

While still employed a Participant may be eligible to withdraw all or a portion of his/her Participant’s Account, as follows:

(a) Effective January 1, 1997,a Participant who has attained age 65 shall be eligible to elect to withdraw all or any portion of his/her Vested Participant’s Account Balance in the Plan;

(b) a Participant who has completed at least five (5) years of participation in the Plan shall be eligible to elect to withdraw all or any portion of his/her Vested Participant’s Account Balance, excluding any portion of the Participant’s Account Balance attributable to Contributions made pursuant to Sections 4.1(a) or 4.2 of the Plan;

(c) a Participant shall be eligible to elect to withdraw all or any portion of his/her Vested Participant’s Account Balance, excluding any portion of the Participant’s Account Balance attributable to Contributions made pursuant to Sections 4.1(a) or 4.2 of the Plan, including earnings thereon, provided that such amounts have been in the Plan more than two (2) Plan Years prior to the withdrawal of such amounts; or

(d) a Participant, upon attainment of age 59 1/2, shall be eligible to elect to withdraw any annuity contract previouisly purchased by the Plan on his/her behalf in which the Participant is fully vested, regardless of the source of the Contribution used to purchase said annuity contract.

A Participant may only make one withdrawal pursuant to this Section 7.13 per Plan Year. Any distribution made pursuant to this Section shall be made in a manner consistent with Section 7.5 of the Plan and the requirements of Code Sections 411(a)(11) and 417.”

6.	Except as provided herein, no other changes are being made to the Plan.

IN WITNESS WHEREOF, the Employer has caused this First Amendment to be executed by its duly authorized officers on this     day of                 , 2007.

THE PBSJ CORPORATION

By:
Title:

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